Exhibit 21.1

SANTANDER CONSUMER USA HOLDINGS INC.

Listed below are the subsidiaries of Santander Consumer USA Holdings Inc. (the “Registrant”) as of August 12, 2014.*

Name	Jurisdiction of Incorporation
Santander Consumer USA Inc.	Illinois

Santander Consumer Receivables 3 LLC

Santander Consumer Receivables 4 LLC

Santander Consumer Receivables 7 LLC

Santander Consumer Receivables 9 LLC

Santander Consumer Receivables 10 LLC

Santander Consumer Credit Funding I LLC

Santander Consumer Funding 3 LLC

Santander Consumer Funding 5 LLC

Santander Consumer Captive Auto Funding LLC

Santander Consumer Captive Auto Funding 5 LLC

Santander Consumer ABS Funding 1 LLC

Chrysler Capital Master Auto Receivables Funding LLC

Santander Consumer Auto Receivables Funding 2011-A LLC

Santander Consumer Auto Receivables Funding 2013-B1 LLC

Santander Consumer Auto Receivables Funding 2013-B2 LLC

Santander Consumer Auto Receivables Funding 2013-B3 LLC

Santander Consumer Auto Receivables Funding 2013-L1 LLC

Santander Consumer Receivables 11 LLC

CCAP Auto Lease Ltd.

Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware

*	Other subsidiaries of Santander Consumer USA Holdings Inc. are not listed above because, in the aggregate, they would not constitute a significant subsidiary.